UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

W Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9440 Santa Monica Blvd., Suite 301, Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (424) 522-9977

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission by W Technologies, Inc. (the “Company”) on September 30, 2021, on September 24, 2021, the Company filed with the Delaware Secretary of State a certificate of amendment to its certificate of incorporation in order to change its corporate name, effective November 30, 2021, from W Technologies, Inc. to Krypto Ventures Holdings, Inc. (the “Proposed Name Change”)

On November 2, 2021, the Company filed with the Delaware Secretary of State a termination of certificate of amendment to certificate of incorporation (the “Termination”) that had the effect of terminating the Proposed Name Change.

After the Termination was filed, on November 2, 2021, the Company filed with the Delaware Secretary of State a certificate of amendment to certificate of incorporation (the “Amendment”) in order to change its corporate name, effective December 31, 2021, from W Technologies, Inc. to Descrypto Holdings, Inc. (the “New Name Change”). The New Name Change will not be effective until it is cleared by the Financial Industry Regulatory Authority (FINRA).

The information set forth above is qualified in its entirety by reference to the actual terms of the Termination and the Amendment, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1*	Termination of Certificate of Amendment to Certificate of Incorporation.
3.2*	Certificate of Amendment to Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. Technologies, Inc.

Date: November 8, 2021	/s/ Aleksandr Rubin
Aleksandr Rubin
Chief Executive Officer